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                                                                    EXHIBIT 99.4

                           ARDENT HEALTH SERVICES LLC

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

      On August 12, 2004, Ardent Health Services, Inc. and related affiliates, all of which are owned directly or indirectly by Ardent Health Services LLC (collectively referred to as "Ardent"), acquired substantially all of the net operating assets of Hillcrest HealthCare System ("Hillcrest") in Tulsa, Oklahoma for approximately $332.8 million (including preliminary working capital, subject to customary adjustments), plus acquisition costs of approximately $6.9 million. The acquisition consisted primarily of two metropolitan Tulsa hospitals, a specialty acute care hospital and other health care facilities and six regional hospitals acquired through long-term operating lease agreements. The aggregate purchase price was financed, in part, with cash on hand and with a portion of the $58.3 million of proceeds invested by Welsh, Carson, Anderson & Stowe IX, L.P., FFC Partners II, L.P., BancAmerica Capital Investors I, L.P. and related investors pursuant to a 2002 subscription agreement with Ardent. The remaining purchase price was financed through a borrowing of senior secured term debt under Ardent's Credit Agreement in the principal amount of $300.0 million.

      The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 gives effect to the acquisition of Hillcrest by Ardent as if the transaction had been completed as of January 1, 2004. The unaudited pro forma results of operations do not purport to represent what Ardent's results of operations would have been had such transaction occurred at the beginning of the period presented or to project Ardent's results of operations in any future period. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with Ardent's audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the audited consolidated financial statements of Hillcrest included elsewhere in this Current Report on Form 8-K/A. Certain reclassifications have been made to Hillcrest's historical financial statements to conform to Ardent's presentation.

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                           ARDENT HEALTH SERVICES LLC

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)
                             (Dollars in thousands)

                                                                                    EXCLUDED
                                                                                  AFFILIATES
                                                                                   PRO FORMA   TRANSACTION
                                                            HISTORICAL HISTORICAL ADJUSTMENTS   PRO FORMA   PRO FORMA
                                                              ARDENT       HHS        (a)      ADJUSTMENTS    TOTAL
                                                            ---------- ---------- -----------  -----------  ----------
                                                                      (Unaudited)

Net patient service revenue                                $  852,687   $343,017    $(20,660)  $      -     $1,175,044
Premium revenue                                               677,912          -           -          -        677,912
Gain (loss) on sale of investments and real estate
  holdings, net                                                     -       (238)        585       (347)(b)          -
Investment income (loss), net                                       -       (830)     (1,005)     1,835 (c)          -
Other revenue                                                  76,397      9,090      (4,997)         -         80,490
                                                           ----------   --------    --------   --------     ----------
  Total net revenues                                        1,606,996    351,039     (26,077)     1,488      1,933,446

Salaries and benefits                                         650,911    159,776     (12,125)         -        798,562
Professional fees                                             163,224     41,121      (3,468)         -        200,877
Claims and capitation                                         319,572          -           -          -        319,572
Independent review related costs                                3,997          -           -          -          3,997
Supplies                                                      188,956     56,616      (2,037)         -        243,535
Provision for doubtful accounts                                97,436     60,383      (2,729)         -        155,090
Interest, net                                                  33,516      7,738         (26)    (7,712)(d)
                                                                                                  8,921 (d)     42,437
Change in fair value of interest rate swap agreements           1,491          -           -          -          1,491
Net cost of accounts receivable securitization                      -        670           -       (670)(e)          -
Depreciation and amortization                                  54,326     11,676        (441)   (11,235)(f)
                                                                                                  8,542 (f)     62,868
Impairment of long-lived assets                                24,928          -           -          -         24,928
Other                                                         146,594     30,450      (3,989)     4,589 (g)    177,644
                                                           ----------   --------    --------   --------     ----------
  Total expenses                                            1,684,951    368,430     (24,815)     2,435      2,031,001
                                                           ----------   --------    --------   --------     ----------
Income (loss) from continuing operations                      (77,955)   (17,391)     (1,262)      (947)       (97,555)
Income tax expense                                             31,197          -           -          - (h)     31,197
                                                           ----------   --------    --------   --------     ----------
Income (loss) from continuing operations, net              $ (109,152)  $(17,391)   $ (1,262)  $   (947)    $ (128,752)
                                                           ==========   ========    ========   ========     ==========

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                           ARDENT HEALTH SERVICES LLC

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

      a) The Asset Purchase Agreement excluded certain affiliated entities that are included in the historical financial statements of Hillcrest. The excluded affiliates include the H.A. Chapman Institute, the Hillcrest Medical Center Foundation, Inc. and Subsidiary and Children's Medical Center Foundation (collectively referred to as "the Foundations"). Additionally, the following affiliated regional acute care hospitals were excluded from the transaction: Poteau Health System, Inc., Fairfax Memorial Hospital, Inc., Hurley Health Center, Inc. and Prague Municipal Hospital, Inc. (collectively referred to as "the Excluded Regional Hospitals").
            In addition to excluding, in their entirety, the Foundations and the Excluded Regional Hospitals, the Asset Purchase Agreement excluded certain assets and liabilities of other entities. Pro forma adjustments to eliminate the revenues and expenses related to those certain excluded assets and liabilities are reflected as transaction pro forma adjustments and are described below.

      b) To eliminate $347,000 of gains related to assets retained by the seller.

      c) To eliminate $1,835,000 of investment losses related to assets retained by the seller.

      d) To eliminate interest expense recorded by Hillcrest during the period related to debt obligations retained by the seller and to record estimated interest incurred as if Ardent had financed the transaction on January 1, 2004.

      e)    To eliminate costs of a financing obligation retained by the seller.

      f) To eliminate depreciation expense recorded by Hillcrest for the period prior to acquisition and to record estimated annual depreciation expense under Ardent's depreciation policies based upon the fair value of property and equipment recorded as part of the purchase price allocation.

      g) To record property taxes of $4,589,000 related to the conversion of the acquired affiliates to for-profit taxable entities.

      h) Due to the Ardent's valuation allowance recorded on substantially all of its deferred tax assets, Ardent has not recorded an estimate of income taxes related to the conversion of the acquired affiliates to for-profit taxable entities. Any such estimate would be substantially offset by a corresponding change in the valuation allowance recorded on Ardent's deferred tax assets.